PhyMatrix Corp.
777 South Flagler Drive, Suite 1000E
West Palm Beach, FL  33401


Gentlemen:

                 The undersigned, a holder of shares of Common Stock, par value $.0001 per share ("Company Common Stock"), of Clinical Studies, Ltd., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with a wholly-owned subsidiary of PhyMatrix Corp., a Delaware corporation ("PHMX"), shares of common stock, par value $.01 per share (the "PHMX Common Stock"), of PHMX. The shares of PHMX Common Stock to be received by the undersigned pursuant to the Merger, or any portion thereof, are herein referred to as the "Shares." Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement and Plan of Merger dated July 15, 1997 by and among the undersigned, PHMX, the Company and certain other parties.

                 The undersigned represents to and covenants with PHYMX that the undersigned has not, within the preceding thirty (30) days, sold, transferred or otherwise disposed of any shares of Company Common Stock held by it and that it will not sell, transfer or otherwise dispose of any Shares until after such time as results covering at least thirty (30) days of combined operations of the Company and PHMX have been published by PHMX, in the form of a quarterly earnings report, an effective registration statement filed with the Securities and Exchange Commission (the "SEC"), a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

                 The undersigned has been advised and understands that the Shares will not be registered under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemption from such registration provided in
Section 4(2) thereof and that the Shares will not be registered under the securities laws of any state in reliance on exemptions therefrom and, therefore, the Shares may not be resold unless registered under applicable state securities laws or an exemption from registration is available. PHYMX is and will be under no obligation to register the Shares under the Act except to the extent provided in the Registration Agreement.

                 The undersigned acknowledges receipt of, and has had a reasonable opportunity to review, PHMX' Annual Report on Form 10-K for the fiscal year ended January 31, 1997, filed with the SEC on April 30, 1997, and amended on May 30, 1997 (as amended, the "10-K"), its Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 filed with the SEC on June 13, 1997, and its Quarterly Report on Form 10-Q for the quarter ended July 31, 1997 filed with the SEC on September 12, 1997, (collectively, the "10-Qs"), and understands that no person has been authorized to provide any additional information regarding PHMX (other than information which otherwise is publicly available) or make any representations that were not contained in the 10-K or the 10-Qs, and the undersigned has not relied on any such other information or representations in making a decision to purchase any of the Shares.

                 The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the economic risk of an investment in the Shares, including at the date hereof, the ability to afford a complete loss of the investment, and is an "accredited investor" as defined in Rule 501(a) under the Act. The undersigned agrees to provide promptly such additional information as may be reasonably required by PHMX for compliance with the securities laws of the state in which the undersigned is located.

                 The undersigned intends to acquire the Shares for the account of the undersigned and its affiliates and not, in whole or in part, for the account of any other person. The undersigned represents and warrants to, and covenants and agrees with, PHMX that the Shares to be acquired by it hereunder are being acquired for its own account for investment and with no intention of distributing or reselling such Shares or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any state.

                 The undersigned has been advised that, prior to any registration of the Shares pursuant to the provisions of the Registration Agreement, any and all certificates representing the Shares and any and all certificates issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto:

                 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON EXEMPTIONS THEREFROM AND, THEREFORE, MAY NOT BE RESOLD UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

In addition, certificates representing the Shares acquired by the undersigned located in certain states will bear additional legends as required by the securities laws of those states. Each legend will be removed by delivery of substitute certificates upon receipt of an opinion, in form and substance reasonably satisfactory to PHMX, from independent counsel reasonably satisfactory to PHMX (the reasonable fees of which counsel will be paid by PHMX) to the effect that such legends are no longer required for purposes of the Act.

                 The undersigned hereby represents to and covenants with PHMX that the undersigned will not sell, assign or transfer any of the Shares except
(i) pursuant to an effective registration statement under the Act or (ii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to PHMX (the reasonable fees of which counsel will be paid by PHMX) or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Act.

                 The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 144 under the Act, although nothing contained herein should be construed as an admission of such fact. If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Shares will be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advise of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rule 144 under the Act.

                 In the event of a sale or other disposition by the undersigned of PHMX Common Stock pursuant to Rule 144 under the Act, the undersigned will supply PHMX with the evidence of compliance with such Rule in a form reasonably satisfactory to PHMX, and the opinion of counsel or no-action letter referred to above. The undersigned understands that PHMX may instruct its transfer agent to withhold the transfer of any PHMX Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance, the transfer agent shall effectuate the transfer of the PHMX Common Stock sold as indicated in the letter.

                 THE UNDERSIGNED ACKNOWLEDGES THAT (I) THE UNDERSIGNED HAS CAREFULLY READ THIS LETTER AND UNDERSTANDS THE REQUIREMENTS HEREOF AND THE LIMITATIONS IMPOSED UPON THE DISTRIBUTION, SALE, TRANSFER OR THE OTHER DISPOSITION OF THE SHARES AND (II) THE RECEIPT BY PHMX OF THIS LETTER IS AN INDUCEMENT AND A CONDITION OF PHMX' OBLIGATIONS TO CONSUMMATE THE MERGER.



                                                   /s/ Walter Brown
                                           ------------------------------------
                                           Name:
                                           Date: